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             Incorporated Under the Laws of The State of Colorado





     No. _________________
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                                 * SPECIMEN *

                        XML - GLOBAL TECHNOLOGIES, INC.
           500,000,000 Shares Common Stock -- Par Value $.0001 Each



        ** ________________________________________________________ **



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  DATE:_________________



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            Secretary                        President